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                                                                     Exhibit 4.3



                          EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                      SULCUS HOSPITALITY TECHNOLOGIES CORP.



         1. PURPOSE OF THE PLAN. This Sulcus Hospitality Technologies Corp. Employee Stock Purchase Plan adopted on this 13th day of October, 1997, is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company's intention that this Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

                  2.1 "ACCOUNT" means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company.

                  2.2 "BOARD" means the Board of Directors of Sulcus Hospitality Technologies Corp.


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                  2.3 "CHANGE IN CONTROL" means a change in control of the
         Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (a) any "person" (as defined in Sections 13(d) and
                  14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                           (b) During any period of two (2) consecutive years
                  (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

                           (c) (i) the shareholders of the Company approve a
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

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                                    (ii) the shareholders of the Company approve
                  a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  2.4 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.5 "COMMITTEE" means the Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in the Plan.

                  2.6 "COMPANY" means Sulcus Hospitality Technologies Corp.

                  2.7 "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                  2.8 "ELIGIBLE COMPENSATION" means the regular compensation (i.e., straight time earnings or draw) earned by an Employee during a payroll period, before deductions or withholdings, but shall exclude, unless the Committee determines otherwise, all other amounts, including, but not limited to, (i) amounts paid as bonuses, for overtime, as the reimbursement of expenses and other additional compensation, (ii) all amounts contributed



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         by the Company or any Subsidiary under any profit-sharing, pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted and (iii) any income from stock option exercises or other equity based compensation.

                  2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

                  2.10 "EMPLOYEES" means persons employed by the Company or any of its Subsidiaries; provided, however, that no person shall be considered an Employee unless he (i) is customarily employed by the Company or any of its Subsidiaries for more than twenty (20) hours per week and more than five (5) months in a calendar year and (ii) has been employed by the Company or any of its Subsidiaries for at least twelve
         (12) consecutive months as of the Offering Commencement Date of any such offering.

                  2.11 "FAIR MARKET VALUE" means, with respect to the Shares, the closing price of the Shares on the American Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in THE WALL STREET JOURNAL or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no


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         sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided, further, however, if the Shares are reported in the National Market List of the National Association of Securities Dealers, Inc. Automated Quotation System, the closing price shall be substituted above for the mean of the high and the low bid and asked prices.

                  2.12 "OFFERING COMMENCEMENT DATE" means January 1 or July 1, as the case may be, or any other date determined by the Committee, on which a particular offering begins.

                  2.13 "OFFERING TERMINATION DATE" means the June 30 or December 31, as the case may be, or any other date determined by the Committee, on which a particular offering terminates.

                  2.14 "OPTION" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

                  2.15 "PARENT" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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                  2.16 "PLAN" means Sulcus Hospitality Technologies Corp.
         Employee Stock Purchase Plan.

                  2.17 "PURCHASE PERIOD" means the period commencing on the Offering Commencement Date and ending on the Offering Termination Date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

                  2.18 "RULE 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

                  2.19 "SHARES" means shares of the Company's no par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertain to any other security, such other security.

                  2.20 "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.21 "SUCCESSOR" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.



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         3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 500,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

         4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee to administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel options (subject to Section 25 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan, including the designation of individuals responsible for the day-to-day operation of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

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         5. OFFERINGS. Unless the Committee, in its discretion, determines otherwise, the Plan will be implemented by up to twenty (20) consecutive six (6) month offerings. The first offering under the Plan shall commence on October 13, 1997 and terminate on December 31, 1997. Thereafter, offerings shall commence on each subsequent January 1 and July 1 and terminate on the following June 30 and December 31, respectively, of such year until the Plan is terminated or no additional Shares are available for purchase under the Plan.

         6. ELIGIBILITY TO PARTICIPATE IN OFFERINGS. All Employees shall be eligible to participate in the Plan; provided, however, that the Committee may exclude the Employees of any specified Subsidiary from any offering made under the Plan; and provided further, that the Committee may determine that any offering of Shares made under the Plan will not be extended to highly compensated Employees (within the meaning of Section 414(q) of the Code).

         7. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing, signing and filing a subscription agreement ("Subscription Agreement") which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%), to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers, including, but not limited to, any forms required to establish a brokerage account at a brokerage firm designated by the Committee in the Employee's name for the purpose of holding any Shares purchased pursuant to the Plan, with such person as the Committee may designate at least ten (10) days prior to the Offering Commencement Date of the first offering in which he wishes to participate. After completing, signing and filing a Subscription Agreement and any other necessary papers in accordance with the preceding sentence, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 14 hereof, is deemed to have withdrawn from the Plan in accordance with

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Section 19 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in
Section 14, if an Employee desires to change the percentage of his Eligible Compensation to be withheld and applied to the purchase of Shares, or if an Employee who withdraws from the Plan desires to re-enter the Plan, he must file a new Subscription Agreement in accordance with this Section 7 at least ten (10) days prior to the Offering Commencement Date of the particular offering to which such change or re-entry is intended to apply. An Employee's re-entry into the Plan cannot become effective before the beginning of the next offering following his withdrawal; provided, however, if an Employee is subject to Section 16(b) of the Exchange Act, his re-entry into the Plan must comply with the requirements of Rule 16b-3 for all transactions under the Plan to be exempt from Section 16(b) of the Exchange Act. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

         8. GRANT OF OPTIONS. Subject to the limitations set forth in Sections 6 and 9 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine (subject to the requirements of Section 423 of the Code), but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares. Notice of any such reduction shall be given to each participating Employee, in a uniform and nondiscriminatory manner determined by the Committee in its sole discretion. In the event an

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Employee's election to purchase Shares pursuant to an offering made under the
Plan is canceled, in whole or in part, pursuant to the provisions of the Plan, a proportionate portion of the Option granted to such Employee shall automatically terminate.

         9. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

                  (a) No Employee may purchase, or elect to purchase, Shares during any one offering pursuant to the Plan for an aggregate purchase price in excess of ten percent (10%) of his Eligible Compensation during the Purchase Period applicable to such offering.

                  (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock (within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

                  (c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds ($25,000) of fair market value of such stock (determined on the date the Option to purchase is granted) for each calendar year in which such Option is outstanding at any time.


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         10. EXERCISE PRICE. Unless the Committee, in its discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Commencement Date, and (b) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Termination Date.

         11. METHOD OF PAYMENT. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company pursuant to Section 7 of the Plan to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation. All such payroll deductions made for an Employee shall be credited to his Account. An Employee may not make any separate cash payments into his Account, nor may payment for Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 11.

         12. EXERCISE OF OPTIONS. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 6, 8 and 9 of the Plan, upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price. A certificate representing the Shares so purchased shall be delivered to the Employee or the


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Employee's Successor, or, in the Committee's discretion, to a brokerage account established for the benefit of the Employee or the Employee's Successor (which contains such terms and conditions as the Committee may designate), as soon as reasonably practicable after the exercise of the Option. Unless an Employee notifies the Company in writing not to carry over the balance of his Account to the next offering, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, the balance of each Employee's Account shall be returned to him.

         13. RIGHTS AS SHAREHOLDER. An Employee will become a shareholder of the Company with respect to Shares for which payment has been received at the close of business on the Offering Termination Date. An Employee will have no rights as a shareholder with respect to Shares under an election to purchase Shares until he has become a shareholder as provided above.

         14. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety or may partially cancel his election (as set forth in his Subscription Agreement) by reducing the percentage amount which he has authorized the Company to withhold from his Eligible Compensation for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate. Such notice of cancellation must be so delivered before the close of business on the third to last business day of the Purchase Period. If an Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period, and for any subsequent offering in which he participates unless he files a new Subscription Agreement in accordance with
Section 7 hereof.



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         An Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

                  (a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his Account, except that, in the case of a partial cancellation, he must retain in his Account an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of cancellation, or

                  (b) He may have the amount credited to his Account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase. The purchase of Shares will become effective at the close of business on the Offering Termination Date.

         In the case of a full cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must file a new Subscription Agreement in accordance with Section 7.

         15. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time elect to suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than ninety (90) days (or such other period as determined by the Committee in its sole discretion), but, in either case, not beyond the last day of the Purchase Period. Any such suspension shall be treated as a partial cancellation of his election to purchase Shares.

         If the Employee does not return to active service upon the expiration of his leave of absence or within ninety (90) days (or such other period as determined by the Committee in its sole discretion)

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from the date of his layoff, his election to purchase shall be deemed to have been canceled at that time, and the Employee's only right will be to receive in cash the amount credited to his Account.

         16. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares.

         17. RETIREMENT. If an Employee who retires in a manner entitling him to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)) has an election to purchase Shares in effect at the time of his retirement, he may, within three
(3) months after the date of his retirement (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

                  (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in his Account, or

                  (b) Have the amount credited to his Account at the time of the termination of his employment by reason of retirement applied to the purchase of the number of Shares such Account will then purchase, such purchase to be effective as of the Offering Termination Date.


         If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Employee will be to receive in cash the amount credited to his Account.



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         18. DEATH. If an Employee, including a retired Employee, dies and has an election to purchase Shares in effect at the time of his death, the Employee's Successor may, within three (3) months from the date of death (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

                  (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in the Employee's Account, or

                  (b) Have the amount credited to the Employee's Account at the time of the Employee's death applied to the purchase of the number of Shares such Account will then purchase, such purchase to be effective as of the Offering Termination Date.

         If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such Successor will be to receive in cash the amount credited to the Employee's Account.

         19. TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT OR DEATH. If an Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period of any offering, the Employee's rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the only right of the Employee will be to receive the cash then credited to his Account.

         20. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor or (b) if permitted pursuant


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to the Code and the Regulations thereunder without affecting the Option's qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

         21. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

         22. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the Change in Control occurs, with the effect that such day will be the Offering Termination Date of such offering.

         23. TAXES. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan and the Company shall have the right to deduct any taxes required by law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an




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Option to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

         24. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

         25. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Section 423 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

         26. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares to or for the benefit of an Employee pursuant to the exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.



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         27. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         28. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

         29. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on October 13, 1997. Notwithstanding the foregoing, unless the Plan is approved by the Company's shareholders either (i) at a meeting duly held in accordance with Pennsylvania law within twelve (12) months after being adopted by the Board, or
(ii) by a written consent in accordance with Pennsylvania law within twelve (12) months after being adopted by the Board, the Plan and all Options made under it shall be void and of no force and effect.

         30. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.



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